Exhibit 99.2

Third Quarter 2017 Investor Presentation November 7 , 2017

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential and small - balance commercial real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and simila r matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qua lif ied personnel; estimates relating to our ability to make distributions to our stockholders in the future; general volatility of t he capital markets and the market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2016, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of September 3 0, 2017.

Business Overview 3 □ Leverage long - standing relationships to acquire mortgage loans through privately negotiated transactions from a diverse group of customers – Over 90% of our acquisitions since inception have been privately negotiated – Acquisitions made in 214 transactions since inception. 8 transactions in Q3 2017 □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing a full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Asset level leverage of 2.55x and corporate leverage of 2.90x

Highlights – Quarter Ended September 30, 2017 4 □ Purchased $26.6 million of re - performing mortgage loans (“RPL”) with an aggregate unpaid principal balance (“UPB”) of $32.7 million and underlying collateral value of $40.7 million; and originated $3.0 million of small - balance commercial mortgage loans (“SBC”) to end the quarter with $1,053.3 million of mortgage loans with an aggregate UPB of $1,257.2 million . □ Issued $20.5 million of convertible senior notes when we re - opened the series of convertible notes from our April offering. □ Portfolio interest income of $24.5 million; net interest income of $13.8 million . □ Net income attributable to common stockholders of $ 7.5 million . □ Basic earnings per share (“EPS”) of $0.41. □ Taxable income of $0.12 per share. □ Book value per share of $15.60 at September 30, 2017 . □ $43.1 million of cash and cash equivalents at September 30, 2017 . □ Through a joint venture with an institutional investor, acquired a pool of 436 mortgage loans for $101.2 million. The purchase price equaled 92.7% of UPB and 59.4% of the underlying property value of $ 170.4 million. The loans were acquired into a Delaware trust, of which the Company has retained a 5.01% interest.

Portfolio Overview – as of September 30, 2017 5 $1,257 MM RPL: $1,201 MM NPL: $56 MM $1,663 MM RPL: $1,567 MM NPL: $ 64 MM REO & Rental: $ 33 MM 94% 4% 2% Property Value 1 RPL NPL REO 1 REO and Rental Property value is presented at estimated property fair value less expected liquidation costs 96% 4% Unpaid Principal Balance RPL NPL

Portfolio Growth 6 Re - performing Loans Re - performing loan UPB as of 9/30/2017 includes $9.7million of small - balance commercial originations ,which are performing lo ans Re - performing loan status stays constant based on purchase status $64 $617 $994 $1,201 $73 $710 $1,210 $1,567 $49 $469 $785 $975 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Initial Assets (07/08/14) 12/31/2015 12/31/2016 9/30/2017 Millions UPB Property Value Price

Portfolio Growth 7 Non - performing loan status stays constant based on purchase status $111 $76 $56 $117 $84 $64 $68 $48 $35 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 12/31/2015 12/31/2016 9/30/2017 Millions UPB Property Value Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 8 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Portfolio Migration

Total Pre Q3 2017 Acquisitions (Dollars in thousands)				
	Acquisition		Current Based on	
	Count	UPB	Count	UPB
Liquidated	-	-	839	$168,619
24 for 24	318	$58,923	1,525	$349,233
12 for 12	142	$31,221	1,126	$248,700
7 for 7	2,895	$644,445	1,179	$255,667
4f4-6f6	1,287	$280,504	531	$107,937
Less than 4f4	1,540	$320,543	811	$166,628
NPL	496	$122,195	530	$123,647
REO	-	-	162	$42,072
Purchased REO	34	$8,074	9	$3,404
	6,712	$1,465,906	6,712	$1,465,906

- $597.9 million of purchased UPB is 12 for 12 or better based on the payment history of the loans post service transfer to Gregory Funding LLC, our affiliated servicer
- For loans acquired at 7 for 7 or less, current status excludes borrower payment history prior to the date the loan was serviced by Gregory Funding LLC to the extent the prior history would result in the borrower having an acquisition status of better than 7 for 7. Including prior servicer history for these loans would result in a considerably higher number of loans that are 12 for 12 or better

- 24 for 24: Loan that has made 24 full payments in the last 24 months
- 12 for 12: Loan that has made 12 full payments in the last 12 months
- 7 for 7: Loan that has made 7 full payments in the last 7 months
- NPL: <1 full payment in the last three months

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Financial Metrics

(Dollars in thousands)	Q3-17	Q2-17	Q1-17	Q4-16	Q3-16
Interest Income on Loans	$24,398	$21,683	$20,557	$19,655	$18,707
Average Loans	$1,064,826	$950,529	$860,957	$811,166	$717,476
Average Loan Yield	9.5%	9.4%	9.9%	10.1%	10.8%
Interest Expense	$10,775	$9,293	$7,651	$7,583	$6,941
Average Debt	$883,770	$775,717	$669,938	$615,103	$537,279
Average Debt Cost	5.0%	4.9%	4.6%	5.0%	5.3%
Net Interest Margin	4.5%	4.6%	5.3%	5.0%	5.6%
Non-Interest Operating Expenses[1]	$5,312	$5,099	$4,645	$4,134	$3,558
Non-Interest Operating Expenses/Avg Assets	0.5%	0.5%	0.5%	0.5%	0.4%
ROAA - ex net REO impairments and losses	3.1%	2.9%	3.8%	3.6%	4.3%
ROAA - REO Impairments and losses	-0.4%	-0.2%	-0.1%	-0.7%	-0.4%
ROAA - Total	2.7%	2.7%	3.7%	2.8%	3.9%
ROAE - ex net REO impairments and losses	12.7%	10.9%	13.1%	11.6%	13.1%
ROAE - REO Impairments and losses	-1.6%	-0.7%	-0.3%	-2.3%	-1.2%
ROAE - Total	11.1%	10.3%	12.8%	9.3%	11.9%
Average Leverage Ratio - Asset-Backed	2.7	2.5	2.4	2.2	1.9
Average Leverage Ratio - Convertible Notes	0.3	0.2	-	-	-
Average Leverage Ratio - Total	3.0	2.7	2.4	2.2	1.9
Ending Leverage Ratio - Asset-Backed	2.6	2.6	2.3	2.4	1.9
Ending Leverage Ratio - Convertible Notes	0.3	0.3	-	-	-
Ending Leverage Ratio - Total	2.9	2.9	2.3	2.4	1.9

[1] Non-Interest Operating Expenses exclude REO Impairment

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Subsequent Events 11 1 While these acquisitions are expected to close ,there can be no assurance that these acquisitions will close or that the terms thereof may not change □ October Acquisitions □ RPL □ UPB: $ 41.4 MM □ Collateral Value: $ 58.4 MM □ Price/UPB: 89.8% □ Price/Collateral Value: 63.6% □ 194 loans in 3 transactions □ SBC □ UPB: $ 2.0 MM □ Collateral Value: $ 2.9 MM □ Price/UPB: 87.2% □ Price/Collateral Value: 60.2% □ 2 loans □ With an institutional partner we have jointly agreed to purchase, subject to completion of diligence, two RPL pools from two different sellers. The combined acquisitions include 855 RPLs with aggregate UPB of $160.2 million and a purchase price of $145.9 million. The purchase price equals 91.1% of UBP and 59.0% of the estimated market value of the underlying collateral of $247.4 million. Upon completion of this transaction we expect to retain a 50% ownership interest in these loans. We have not entered into a definitive agreement with respect to these loans, and there is no assurance that we will enter into a definitive agreement relating to these loans or, if such an agreement is executed, that we will actually close the acquisition. □ A dividend of $0.30 per share will be payable on Dec 1 , 2017 to stockholders of record as of Nov 17, 2017 □ Pending Acquisitions 1 □ RPL □ UPB: $ 8.9 MM □ Collateral Value: $ 14.0 MM □ Price/UPB: 82.1% □ Price/Collateral Value: 52.3% □ 35 loans in 5 transactions □ SBC □ UPB: $ 1.1 MM □ Collateral Value: $ 2.2 MM □ Price/UPB: 9 7.6% □ Price/Collateral Value: 49.3% □ 3 loans in 1 transaction

Consolidated Statements of Income

(Dollars in thousands except per share amounts) (Unaudited)

	Three months ended		Nine months ended	
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
INCOME:				
Loan interest income	$ 24,529	$ 18,707	$ 67,057	$ 50,965
Interest expense	(10,775)	(6,941)	(27,719)	(17,990)
Net interest income	13,754	11,766	39,338	32,975
Income from investment in Manager	143	68	334	158
Other income (loss)	329	272	1,326	1,272
Total income	14,226	12,106	40,998	34,405
EXPENSE:				
Related party expense - loan servicing fees	2,187	1,545	6,003	4,331
Related party expense - management fee	1,428	1,049	3,830	2,892
Loan transaction expense	290	100	1,257	887
Professional fees	497	315	1,484	1,137
Real estate operating expenses	1,151	643	2,112	1,118
Other expense	910	549	2,482	1,289
Total expense	6,463	4,201	17,168	11,654
(Gain) / Loss on debt extinguishment	-	-	218	-
Income before provision for income tax	7,763	7,905	23,612	22,751
Provision for income tax	47	18	96	41
Consolidated net income	7,716	7,887	23,516	22,710
Less: consolidated net income attributable to the noncontrolling interest	246	264	773	832
Consolidated net income attributable to common stockholders	$ 7,470	$ 7,623	$ 22,743	$ 21,878
Basic earnings per common share	$ 0.41	$ 0.42	$ 1.25	$ 1.34
Diluted earnings per common share	$ 0.38	$ 0.42	$ 1.19	$ 1.34
Weighted average shares - basic	18,072,045	17,937,079	18,019,434	16,334,713
Weighted average shares - diluted	25,246,764	18,664,586	22,380,788	17,010,364

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Consolidated Balance Sheets 13 (1) Mortgage loans includes $685,900 and $598,643 of loans at September 30, 2017 and December 31, 2016, respectively, transferred to securitization trusts that are variable interest entities (“VIEs”) , these loans can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be sett led with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp ). (2) Property held for sale, net, includes valuation allowances of $2,026 and $1,620 at September 30 , 2017, and December 31, 2016, respectively. (3) Secured borrowings and Convertible senior notes are presented net of deferred issuance costs (Dollars in thousands except per share amounts) (unaudited) ASSETS September 30, 2017 December 31, 2016 Cash and cash equivalents 43,086$ 35,723$ Cash held in trust 1,075 1,185 Mortgage loans, net (1) 1,053,285 869,091 Property held-for-sale 27,342 23,882 Rental property, net 1,921 1,289 Investment in securities 6,306 6,323 Receivable from servicer 12,930 12,481 Investment in affiliate 7,079 4,253 Prepaid expenses and other assets 4,389 3,175 Total Assets 1,157,413$ 957,402$ LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) 496,342$ 442,670$ Borrowings under repurchase agreement 258,402 227,440 Convertible senior notes, net 102,383 - Management fee payable 750 750 Accrued expenses and other liabilities 4,027 3,819 Total liabilities 861,904 674,679 Commitments and contingencies (See Note 7) Equity: - - Common stock $.01 par value; 125,000,000 shares authorized, 18,251,975 shares at September 30, 2017 and 18,122,387 shares at December 31, 2016 issued and outstanding 183 181 Additional paid-in capital 249,936 244,880 Retained earnings 34,875 27,231 Accumulated other comprehensive loss (170) - Equity attributable to common stockholders 284,824 272,292 Noncontrolling interests 10,685 10,431 Total equity 295,509 282,723 Total Liabilities and Equity 1,157,413$ 957,402$ Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding